EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President and Chief Executive Officer of the Company, certifies, that to his knowledge:

1) BKF Capital Group, Inc.'s Form 10-K for the annual period ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in BKF Capital Group, Inc.'s Form 10-K for the annual period ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 16, 2012

/s/ Steven N. Bronson
Steven N. Bronson, CEO